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                                                    Exhibit 10.32


                          EMPLOYMENT AGREEMENT
                          --------------------

     This Agreement made this 28th day of February, 1997 by and between Angelica Image Apparel, a division of Angelica Corporation (hereinafter called "Angelica") and Charles D. Molloy, Jr. (hereinafter called
"Employee").

     For and in consideration of the mutual promises herein contained, the parties hereto agree as follows:

     1. Angelica hereby employs Employee and Employee hereby accepts such employment as Executive Vice President - Operations of Angelica Image Apparel. Employee agrees to devote such of his time, attention and energy to the business of Angelica as may be required to perform the duties and responsibilities assigned to him to the best of his ability and with reasonable diligence.

     2. Employee's base salary will be $130,000 per annum, payable in accordance with Angelica's current payroll practices. For the current fiscal year, Employee will participate in Angelica Corporation's Incentive Compensation Plan for Angelica Image Apparel and will be assigned a targeted bonus of $35,000. Employee's fiscal year 1998 bonus shall be the total annualized bonus (based on the targeted bonus assigned at this time) multiplied times a fraction, the numerator of which shall be the number of days he is employed by Angelica during fiscal year 1998 and the denominator of which shall be 365. Such bonus payment shall otherwise be subject to the terms and conditions of such plan and will be paid at the time that other executives bonuses are paid, approximately March 15, 1998. Bonus for Fiscal Year 1998 will be guaranteed to equal, at a minimum, the pro rata portion of the targeted bonus.

     3. Angelica agrees to reimburse Employee for relocation expenses in accordance with current Angelica policies, or as the parties may otherwise mutually agree.

     4. Management agrees to recommend to the Compensation and Organization Committee of the Board of Directors that a grant be made to Employee of an option for 10,000 shares of Angelica Corporation common stock under the Angelica Corporation 1994 Performance Plan, such grant to be made at the next grant date that options are granted to employees. Such grant would be on the terms and conditions as grants made to employees in comparable positions.

     5.   Employee is eligible to participate in the Angelica
Corporation Stock Bonus and Incentive Plan, based on current eligibility requirements, and subject to the terms and conditions of the Plan.

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     6.   In the event Angelica terminates Employee's employment
without Good Cause within the first year of employment, Angelica will pay to Employee severance equal to one year of base salary. In the event Angelica terminates Employee's employment without Good Cause anytime after the first year of employment, severance shall be equal to one year of then current base salary, plus one month of then current base salary for each two (2) months of service in excess of the first one year of employment, provided however, that such total severance due shall not exceed two (2) years of base pay.

     7. It is understood and agreed that Employee, pursuant to prior service with Angelica from March 1, 1975, to December 31, 1991, has a vested interest in the Angelica Corporation Pension Plan (the "Pension Plan"), the Angelica Corporation Supplemental Plan (formerly known as the Deferred Compensation Plan and referred to herein as the "Supplemental Plan") and the Angelica Corporation Deferred Compensation Option Plan (the "Deferred Compensation Plan").

     Employee will immediately become eligible to participate in the Pension Plan on the same basis as if Employee had been continuously employed without any break in service, provided, however, that Employee will not receive any credit or earn any benefit for any period of time in which Employee was not an employee of Angelica.

     Employee will immediately be entitled to participate in the Supplemental Plan at an assigned formula amount of 33%. Employee's retirement benefit due pursuant to the Supplemental Plan shall be calculated pursuant to the terms of the Supplemental Plan, as if Employee had been continuously employed by Angelica, provided however, that Employee will not receive credit for any period of time in which Employee was not an employee of Angelica.

     Employee's participation in the Deferred Compensation Option Plan will be immediately reinstated on the same basis as if Employee had been continuously employed without any break in service, provided, however, that Employee will not receive any credit or earn any benefit for any period of time in which Employee was not an employee of Angelica.

     It is understood and agreed that any benefit calculations provided to Employee at the time of his termination of employment in 1991 are hereby void and any benefits due Employee pursuant to the benefit plans set out in this Section 7 shall be calculated in accordance with the terms of such benefit plans at the time of calculation and the provisions of this Section 7.

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     8.   Employee will be entitled to enroll in the Angelica
Corporation Retirement Savings Plan (the "401-k Plan") at the next Enrollment Date, as such term is defined in the 401-k Plan, following employment with Angelica.

     9. Employee represents that he is not subject to any form of agreement which would restrict or prevent him from engaging in any duties to be performed now or in the future by him for Angelica and that Angelica has not required or requested that he disclose any trade secrets of any company formerly employing him.

     10. While employed hereunder Employee shall not become interested, directly or indirectly, as a partner, officer, director, stockholder, advisor, employee, or in any other form or capacity, in any other business similar to Angelica's businesses or the businesses of Angelica's affiliate companies. This requirement, however, will not limit Employee's right to invest any of his surplus funds in the capital stock or other securities of any corporation the stock or securities of which are publicly owned or regularly traded on any public exchange.

     11. For two years immediately following the Date of Termination, or the termination of payment of salary in accordance with Section 6, whichever later occurs, whether such termination is occasioned by Employee, by Angelica or by mutual agreement, and regardless of whether such termination is for Good Reason by Employee or without Good Cause by Employer, Employee shall not, either for himself or on behalf of any person, firm or corporation (whether for profit or otherwise) engage in any form of competition with Angelica, directly or indirectly, through any commercial venture, as employee, consultant, salesman, advisor, shareholder (provided, however, nothing shall prevent Employee from investing in the capital stock or other equity securities of any corporation the stock or securities of which are publicly owned or are regularly traded on any public exchange), venturer, partner, or otherwise in the business of manufacturing, marketing, or selling career apparel in the United States, Canada, England, or any other country in which Angelica does business. Notwithstanding the above, if Employee is terminated by Angelica without Good Cause or if the Employee terminates his employment for Good Reason, and such termination is in connection with a Triggering Transaction, then Employee will not be subject to the restrictions of this Section 11.

          During such two year period, Employee will neither lend nor advance money, or extend credit to any competitor of Angelica or its affiliated companies or directly or indirectly for Employee or on behalf of any other person, firm or corporation, solicit or attempt to solicit the business or patronage of any person, firm or


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corporation with whom Employee had business relations on Angelica's behalf.

          Employee also agrees that during this two year period, he will not hire, engage, suggest or assist in or influence the engagement or hiring by any competing organization of any salesperson, distributor, contractor, or employee of Angelica nor will he encourage or induce in any way any other employee, salesman, distributor, source or contractor of Angelica to sever its relationship with, or commit any act inimical to the best interest of Angelica.

          Employee acknowledges that during his employment with Angelica he may develop or be exposed to confidential information concerning Angelica's inventions, processes, methods and confidential affairs, property of a proprietary nature and trade secrets of Angelica or its licensors or customers. Employee agrees that maintenance of the proprietary character of such information and property to the full extent feasible is important and that for so long as any such confidential information and trade secrets may remain confidential, secret or otherwise wholly or partially protectable either during or after his employment, shall not use or divulge such information except as permitted or required by the duties of employment with Angelica, nor shall he remove any property of a proprietary nature from company premises except as required by the duties of his employment.

          Employee shall return to Angelica upon termination of his employment, all models, drawings, photographs, writing, records, papers and other properties produced by him or coming into his possession by or through employment.

          Both during and for two years after Employee's employment, Employee shall not directly or indirectly or by aid to others, do anything which would tend to divert from Angelica any trade or business with any customer with whom he had any contact or association during the one year immediately preceding termination of his employment.

          This Agreement shall remain in force notwithstanding subsequent changes in Employee's compensation, location of employment, duties or authority or any changes in the identity of the corporation(s) to which his compensation is charged, so long as said corporation(s) is a subsidiary or affiliate of Angelica, and any such change or modification so accomplished shall be deemed an integral part of this Agreement.

          Employee agrees that the period and areas of restriction following the Date of Termination, as set forth above, are

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reasonably required for the protection of Angelica and its good will, as well as for the continued protection of Angelica's employees. If a court of competent jurisdiction determines that any part of this Agreement, including, without limitation, such restrictions, is unenforceable or invalid, such part as well as the remaining parts of this Agreement shall nevertheless continue to be valid and enforceable to the extent deemed valid and enforceable by such court.

          Any action by Employee contrary to the restrictive covenants contained herein may as a matter of course be restrained by process issued out of any court of competent jurisdiction, in addition to any other remedies provided by law. In the event of a breach of his undertaking, and Angelica's obtaining injunctive relief, the period of the restriction herein contained shall commence from the date of the order which enjoins such activity.

     12. Upon termination of his employment with Angelica, Employee shall pay any personal debt, liability or obligation due Angelica, or its affiliates.

     13. It is hereby acknowledged that the employment relationship described herein shall be governed by company policies as they are established from time to time so long as such policies do not conflict with the terms hereof.

     14. The waiver by any party hereto of a breach of any of the provisions of this Agreement by any other party shall not operate or be construed as a waiver of any subsequent breach.

     15. This Agreement shall be interpreted and construed in accordance with the laws of the State of Missouri.

     16. This Agreement shall be binding on and inure to the benefit of any successor of Angelica and any such successor shall be deemed substituted for Angelica under the terms of this Agreement. Angelica shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of Angelica to assume expressly and agree to perform this Agreement in the same manner and to the same extent that Angelica would be required to perform it if no such succession had taken place. Failure of Angelica to obtain such agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle Employee to terminate the Agreement at his option on or after the Triggering Transaction Date for Good Reason. As used in this Agreement, "Angelica" shall mean Angelica as hereinbefore defined and any successor to its business and/or assets which



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assumes and agrees to perform this Agreement by operation of law, or otherwise.

     17. If any one or more covenants, agreements or provisions herein contained shall be held contrary to the policy of a specific law, though not expressly prohibited, or against public policy, or shall for any other reason whatsoever be held invalid, then such particular covenant(s), agreement(s) or provisions(s) shall be null and void and shall be deemed separable from the remaining covenants, agreements and provisions, and shall in no way affect the validity of any of the other provisions hereof. The parties hereto agree that in the event that either the length of time or the geographic area set forth herein is deemed too restrictive in any court proceeding, the court may reduce such restrictions to those which it deems reasonable under the circumstances.

     18. This instrument contains the entire agreement of the parties with respect to the subject matter hereof and supersedes any prior written or oral agreements or understandings with respect thereto.

     19. For purposes of this Agreement, the following words and phrases, whether or not capitalized, shall have the meanings specified below, unless the context plainly requires a different meaning.

          19.1 "Change in Control" shall mean:

               (i) The acquisition by any individual, entity or group, or a Person [(as used within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")] of ownership of 30% or more of either (a) the then outstanding shares of common stock of Angelica (the "Outstanding Angelica Common Stock") or (b) the combined voting power of the then outstanding voting securities of Angelica entitled to vote generally in the election of directors (the "Outstanding Angelica Voting Securities"); or

               (ii) Individuals who, as the date hereof, constitute the Board of Directors (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of Directors, provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by Angelica's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, as a member of the Incumbent Board, any such individual whose initial assumption of office


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occurs as a result of either an actual or threatened election contest
(as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors; or

               (iii) Approval by the stockholders of Angelica of a reorganization, merger or consolidation, in each case, unless, following such reorganization, merger or consolidation, (a) more than 50% of, respectively, the then outstanding shares of common stock of Angelica resulting from such reorganization, merger or consolidation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Angelica Common Stock and Outstanding Angelica Voting Securities immediately prior to such reorganization, merger or consolidation in substantially the same proportions as their ownership, immediately prior to such reorganization, merger or consolidation, of the Outstanding Angelica Common Stock and Outstanding Angelica Voting Securities, as the case may be, (b) no Person beneficially owns, directly or indirectly, 30% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation or the combined voting power of the then outstanding voting securities of such corporation, entitled to vote generally in the election of directors and (c) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger or consolidation were members of the Incumber Board at the time of the execution of the initial agreement providing for such reorganization, merger or consolidation; or

               (iv) Approval by the stockholders of Angelica of (a) a complete liquidation or dissolution of Angelica or (b) the sale or other disposition of all or substantially all of the assets of Angelica, other than to a corporation, with respect to which following such sale or other disposition, (1) more than 50% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Angelica Common Stock and Outstanding Angelica Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding


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Angelica Common Stock and Outstanding Angelica Voting Securities,
as the case may be, (2) no Person beneficially owns, directly or indirectly, 30% or more of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (3) at least a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board of Directors providing for such sale or other disposition of assets of Angelica.

          19.2 "Date of Termination" means: (i) if the Employee's employment is terminated by Angelica for Good Cause, or by Employee for Good Reason, the Date of Termination shall be the date of receipt of the Notice of Termination or any later date specified therein, as the case may be, (ii) if the Employee's employment is terminated by reason of death or Disability, the Date of Termination shall be the date of death of the Employee or the Disability Effective Date, as the case may be, or
(iii) if the Executive's employment is terminated by Angelica other than for Good Cause, death or Disability, the Date of Termination shall be the date of receipt of the Notice of Termination; provided that if within thirty (30) days after any Notice of Termination is given, the party receiving such Notice of Termination notifies the other party that a dispute exists concerning the termination, the Date of Termination shall be the date on which the dispute is finally determined, either by mutual written agreement of the parties, or by a final judgment, order or decree of a court of competent jurisdiction (the time for appeal therefrom having expired and no appeal having been perfected).

          19.3 "Disability" means the Employee has been unable to perform the services required of the Employee hereunder on a full-time basis for a period of one hundred eighty (180) consecutive business days by reason of a physical and/or mental condition. Disability shall be deemed to exist when certified by a physician selected by Angelica and acceptable to Employee of the Employee's legal representative (such agreement as to acceptability not to be withheld unreasonably). The Employee will submit to such medical or psychiatric examinations and tests as such physician deems necessary to make any such disability determination.

          19.4 "Disability Effective Date" means the thirtieth (30th) day after receipt of written notice by Employee from Angelica of Angelica's intent to terminate the Employee's employment as a result of Angelica's good faith determination that

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the Disability (as defined in Section 19.3 above) of the Employee has occurred during the Employment Period.

          19.5 "Disposition of a Major Part" means:

               (i) when used with reference to the stock of the Operating Line of Business that is or becomes a separate corporation, limited liability corporation, partnership or other business entity, the sale, exchange, transfer, distribution or other disposition of the ownership, either beneficially or of record or both, by Angelica of more than 50% of either (a) the then outstanding shares of common stock of the Operating Line of Business, or (b) the combined voting power of the then outstanding voting securities of the Operating Line of Business entitled to vote generally in the election of the Board of Directors or the equivalent governing body of the Operating Line of Business;

               (ii) when used with reference to the merger or consolidation of the Operating Line of Business that is or becomes a separate corporations, limited liability corporation, partnership or other business entity, any such transaction that results in Angelica owning, either beneficially or of record or both, less than 50% of either (a) the then outstanding shares of common stock of the Operating Line of Business, or (b) the combined voting power of the then outstanding voting securities of the Operating Line of Business entitled to vote generally in the election of the Board of Directors or the equivalent governing body of the Operating Line of Business; or

               (iii) when used with reference to the assets of the Operating Line of Business, the sale, exchange, transfer, liquidation, distribution or other disposition of assets of the Operating Line of Business (a) having a fair market value (as determined by the Incumbent Board) aggregating more than 50% of the aggregate fair market value of all of the assets of the Operating Line of Business as of the Triggering Transaction Date, (b) accounting for more than 50% of the aggregate book value (net of depreciation and amortization) of all of the assets of the Operating Line of Business, as would be shown on a balance sheet for the Operating Line of Business, prepared in accordance with generally accepted accounting principles then in effect, as of the Triggering Transaction Date, or (c) accounting for more than 50% of the net income of the Operating Line of Business, as would be shown on an income statement, prepared in accordance with generally accepted accounting principles then in effect, for the 12 months ending on the last day of the month immediately preceding the month in which the Triggering Transaction Date occurs.

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     For purposes of this Section 19.5, the term "Operating Line of
Business" shall mean the uniform and business apparel manufacturing and marketing, which manufactures and sells uniforms and business apparel to a wide variety of institutions and businesses in the United States, Canada and the United Kingdom.

          19.6 "Effective Date" means the date of this Agreement.

          19.7 "Employment Period" means the period beginning on the Effective Date and ending on the later of (i) a date two years after the Effective Date ("Ending Date") or (ii) the same date as the Ending Date of any succeeding fiscal year during which notice is given by either party of such party's intent not to renew this Agreement.

          19.8 "Good Cause" when used in connection with the termination by Angelica of Employee's employment with Angelica, shall refer to termination for the following reasons: (i) the Employee's willful and continued failure to substantially perform his duties with Angelica (other than as a result of incapacity due to physical or mental condition), after a written demand for substantial performance is delivered to Employee by Angelica, which specifically identifies the manner in which Employee has not substantially performed his duties;
(ii) Employee's commission of an act constituting a criminal offense involving moral turpitude, dishonesty or breach of trust; or (iii) Employee's material breach of any provision of this Agreement. For purposes of this Agreement, no act, or failure to act on the Employee's part, shall be considered "willful" unless done, or omitted to be done, without good faith and without reasonable belief that the act or omission was in the best interest of Angelica. Notwithstanding the foregoing, Employee shall not be deemed to have been terminated for Good Cause unless and until (i) he receives a Notice of Termination from Angelica, (ii) he is given the opportunity, with counsel, to be heard before the Board, and (iii) the Board finds, in its good faith opinion, Employee was guilty of the conduct set forth in the Notice of Termination.

          19.9 "Good Reason", when used in connection with the termination of Employee's employment by Employee shall to termination because of the following reasons:

               19.9(a) the assignment to the Employee of any duties inconsistent in any respect with the Employee's position
(including status, offices, titles and reporting requirements), authority, duties or responsibilities as contemplated by this Agreement or any other action by Angelica which results in a material diminution in such position, authority, duties or responsibilities, excluding for this purpose any action not taken


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in bad faith and which is remedied by Angelica promptly after receipt of notice thereof given by Employee;

                19.9(b) (i) the failure by Angelica to continue in effect any benefit or compensation plan, stock ownership plan, life insurance plan, health and accident plan or disability plan to which Employee is entitled, (ii) the taking of any action by Angelica which would adversely affect Employee's participation in, or materially reduce Employee's benefits under, any plans in which he is then currently participating, or (iii) the failure by Angelica to provide Employee with paid vacation to which Employee is entitled.

                19.9(c) a material breach by Employer of any provision of this Agreement;

                19.9(d) any purported termination by Angelica of Employee's employment otherwise than as expressly permitted by this Agreement; or

                19.9(e) within a period ending at the close of business on the date two (2) years after the Triggering Transaction Date of any Change in Control, if Angelica has failed to comply with and satisfy Section 16 on or after such Triggering Transaction Date.

          19.10 "Triggering Transaction" means (i) a Change in Control of Angelica or (ii) a Disposition of a Major Part of the Operating Line of Business.

          19.11 "Triggering Transaction Date" shall mean the date of the Triggering Transaction.

     20. In the event (a) a Triggering Transaction occurs during the Employment Period and within two years after the Triggering Transaction
(i) Angelica shall terminate Employee's employment without cause, or
(ii) Employee shall terminate employment with Angelica for Good Reason, or, alternatively, (b) if one of the above-described terminations of
--
employment occurs within the six-month period prior to the earlier of
(i) a Triggering Transaction or (ii) the execution of a definitive agreement or contract that eventually results in a Triggering Transaction, then the Employee shall become entitled to the payment of the benefits as provided below as of either (y) the Date of Termination, in the case where the sequence of the requisite events is as set forth in subsection (a) above or (z) the Triggering Transaction Date, in the case where the sequence of the requisite events occurred as set forth in


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subsection 9b) above (the relevant date for purposes of entitlement to the benefits as set forth in this Section 20 is hereinafter referred to as the "Entitlement Date"), then, in such event and to the extent not otherwise provided for under the terms of Angelica's stock option plans or the Employee's stock option agreements, all stock options held by Employee that have not expired in accordance with their respective terms shall vest and become fully exercisable as of the Entitlement Date.


ANGELICA IMAGE APPAREL
("Angelica")


By: /s/ L. J. Young
   ---------------------------
   L. J. YOUNG, President

Date: 3-1-97
     -------------------------

CHARLES D. MOLLOY, JR.
("Employee")


By: /s/ Charles D. Molloy, Jr.
   ---------------------------
   CHARLES D. MOLLOY, JR.

Date: 3/3/97
     -------------------------

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